Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$668,606
Unrealized Gain (Loss) on Market Value of Futures	1,328,573
Dividend Income	2,942
Interest Income	54,693
Total Income (Loss)	$2,054,814

Expenses
General Partner Management Fees	$23,103
Professional Fees	15,446
Brokerage Commissions	2,313
Non-interested Directors' Fees and Expenses	364
Prepaid Insurance Expense	81
NYMEX License Fee	578
SEC & FINRA Registration Expense	3,945
Total Expenses	45,830
Expense Waiver	(16,925)
Net Expenses	$28,905
Net Income (Loss)	$2,025,909

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$44,761,114
Net Income (Loss)	2,025,909

Net Asset Value End of Month	$46,787,023
Net Asset Value Per Share (1,450,000 Shares)	$32.27

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612